SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 13, 2020

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $1 par value	VAR	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2020, Varian Medical Systems, Inc. (the “Company”) filed a Current Report on Form 8-K announcing the retirement of John W. Kuo, Senior Vice President, General Counsel and Corporate Secretary of the Company effective May 22, 2020. In connection with Mr. Kuo’s retirement, on May 24, 2020 the Company and Mr. Kuo entered into a Separation Agreement setting forth the terms of Mr. Kuo’s separation from the Company. This Form 8-K/A is being filed for the purpose of providing this information.

Pursuant to the Separation Agreement, and subject to Mr. Kuo complying with certain restrictive covenants, he will receive a payment of $579,272, and will remain eligible to earn a pro-rata bonus for fiscal year 2020, based on actual performance. In addition, Mr. Kuo’s unvested equity awards will continue to vest following his departure, pursuant to the terms of his award agreements, which will be on pro-rata basis for certain awards and subject to the satisfaction of the applicable performance goals in the case of performance stock unit awards.

A copy of Mr. Kuo’s Separation Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending July 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ J. Michael Bruff
Name: Title:	J. Michael Bruff Senior Vice President and Chief Financial Officer

Dated: May 29, 2020